                                                                   Exhibit 10.39

                   AGREEMENT FOR USE OF OPTICAL FIBER SYSTEM,
             MICROWAVE RADIO TOWER SITE AND ASSOCIATED FACILITIES

     THIS AGREEMENT (hereinafter "Agreement") made and entered into as of the 2nd day of January, 1996, by and between DELTACOM, INC., an Alabama corporation, having an office at 113 South Main Street, Arab, Alabama 35016 (hereinafter "DeltaCom") and SCI SYSTEMS (ALABAMA), INC., an Alabama corporation, having an office at 2109 Clinton Avenue West, Huntsville, Alabama 35805 (hereinafter "SCI").
sdfsd
                                  WITNESSETH:

     WHEREAS, SCI has an existing optical fiber cable system (hereinafter "Cable System") between two (2) locations in Huntsville, Alabama, and a microwave radio tower site (hereinafter "Tower Site") located in Huntsville, Alabama; and

     WHEREAS, DeltaCom desires to obtain certain rights to access and use a portion of the Cable System and the Tower Site and SCI desires to provide DeltaCom with said access and use;

     NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth in this Agreement, the parties hereto do hereby agree as follows:

     ARTICLE 1 TERM DEVISE AND LEASE/EASEMENT DESCRIPTIONS:
               --------------------------------------------

     1.1 Commencing on the date of this Agreement (hereinafter the "Commencement Date"), SCI hereby leases the following to DeltaCom for an initial term ending September 30, 1999, unless sooner terminated in accordance with
Section 1.3 or 8.2 or Article 9 or 16 hereof, (hereinafter referred to as the "Initial Term") and any renewals or extensions thereof:


          a) Six (6) single mode, dark optical fiber strands and relating innerduct, conduit, building entrance facilities and associated appurtenances located between SCI Plant #1 located at 8600 Memorial Parkway South in Huntsville, Alabama (hereinafter "SCI Plant #1"), AND MCI's point of presence ("POP") located at 950 Monroe Street in Huntsville, Alabama, and the associated rights to access said fiber strands (hereinafter the "Fiber System").

          b) The Tower Site and relating innerduct, conduit, building entrance facilities and associated appurtenances located at SCI Plant #1 and the associated rights to access said tower facilities (hereinafter "Tower Facilities"); and

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

            c) Sufficient, convenient, and secure floor space (hereinafter "Floor Space") in (i) SCI Plant #1 (not to exceed the existing 407 square feet currently in use by DeltaCom plus the additional eight (8) foot wide space behind the existing temporary wall at said location, provided, however, that the parties shall mutually agree on the sharing of costs to implement expansion into the eight (8) foot area and payment of additional rent for any expansion by DeltaCom, and (ii) SCI's Plant #13 located at 13000 South Memorial Parkway, Huntsville, Alabama (hereinafter "SCI Plant #13") (not to exceed 10 square feet), for the proper and efficient operation of the Fiber System and DeltaCom's microwave radio system, including but not limited to, the installation, maintenance, repair, and removal of DeltaCom's optical fiber and microwave radio equipment and appurtenances thereto.

     1.2 In addition to the lease described above and commencing on the Commencement Date, SCI hereby grants and devises to DeltaCom for the duration of the initial Term and any renewals or extensions thereof, unless sooner terminated in accordance with the terms of this Agreement, the following described easements:


            a) An easement of ingress and egress to the leased premises described above located at SCI Plant #1; and

            b) An easement of ingress and egress to the leased premises described above located at SCI Plant #13.

     1.3 For Ten Dollars ($10.00) and other valuable consideration, provided that this Agreement shall not have been previously terminated in accordance with the terms set forth herein, the term of this Agreement shall automatically renew for two (2) additional consecutive periods of five (5) years each (hereinafter referred to as the "Renewal Terms") upon the same terms and conditions as set forth in this Agreement, unless DeltaCom gives written notice of termination to SCI not less than six (6) months prior to the end of the Initial Term or any Renewal Term.

     1.4 In addition, SCI agrees, upon the written request of DeltaCom, to extend the term of this Agreement so as to remain in effect beyond the expiration of the Renewal Terms until the expiration or termination of DeltaCom's lease and/or easement for that certain right of way as presently written, without further extension, or its substitution in whole or in part, (hereinafter, the "ROW") as described in that certain agreement between the Huntsville/Madison Railroad Authority and Southern Interexchange Facilities, Inc., (which was merged into Delta Communications, Inc., now known as DeltaCom, Inc., on December 31, 1993) dated January 26, 1990.

     1.5    SCI agrees to remain a customer of DeltaCom by entering into a three
(3) year term agreement (hereinafter "Term Agreement") with DeltaCom, simultaneous with the closing of that certain transaction for the purchase of DeltaCom, Inc., stock

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among Sidney L. McDonald, Brindlee Mountain Telephone Company, SCI Systems
(Alabama), Inc., and ITC Holding Company, Inc., (hereinafter the "Closing"), for the provision of DeltaCom's switched service. During the three (3) year term of the Term Agreement, SCI's level of telecommunications traffic across DeltaCom's network shall at all times be equal to or greater than SCI's average number of monthly minutes for the twelve (12) months immediately preceding the Closing, and the rates charged to SCI for said services shall be the lowest rate charged by DeltaCom to a retail customer which has committed to use DeltaCom's services for thirty-six (36) months with substantially equivalent volume of minutes usage for each month during the term of the Term Agreement. Within a reasonable period of time prior to the expiration of the Term Agreement, SCI and DeltaCom agree to negotiate in good faith for the continuation of the provision of telecommunications services from DeltaCom to SCI.

      ARTICLE 2  CONSIDERATION TO SCI
                 --------------------

      2.1   In further consideration of the leases and easements described in
Article 1 above, during the Initial Term, and any Renewal Term, DeltaCom shall:

            a) Pay SCI the sum of $5,000.00 per annum, with payment for the initial year of this Agreement being payable upon the signing of this Agreement by the parties and payable thereafter annually on the first day of October of each subsequent year;

            b) Assume the total cost associated with the maintenance, continuation, and preservation of the ROW, including but not limited to payment of an annual fee equal to the sum of Four Thousand, Eight Hundred and No/100 dollars ($4,800.00), plus any applicable consumer price index escalators;

     ARTICLE 3   TAXES:
                 ------

     3.1 SCI shall be responsible for and shall timely pay any and all taxes and franchise, license and permit fees based on the physical location of the Fiber System, Tower Site and Floor Space.

     3.2 DeltaCom shall be responsible for paying any applicable federal, state or local use, excise, franchise or sales taxes and license or permit fees (hereinafter collectively referred to as "Taxes and Fees") assessed against it for its use of the Fiber System, Tower Facilities, and Floor Space, other than personal or business property taxes or taxes based on physical location, during the Initial Term of this Agreement, or any Renewal Term. If any such Taxes and Fees (other than personal or business property taxes based on physical location) are assessed against

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

DeltaCom, DeltaCom shall pay such Taxes and Fees. In the event DeltaCom wishes to contest any Taxes and Fees imposed on or assessed against DeltaCom, DeltaCom shall have the right to protest, by appropriate proceedings, the imposition or assessment of any such Taxes and Fees. In such event, DeltaCom shall indemnify and hold SCI harmless from any expense, legal action or cost, including reasonable attorney's fees, resulting from the exercise of its rights under this Paragraph 3.2.

     3.3 SCI and DeltaCom shall cooperate in taking all reasonable actions necessary to minimize, or to qualify for exemptions from, any federal, state or local use, excise or sales taxes or similar duties or liabilities, including by the furnishing of certifications that purchases by DeltaCom are for purposes of resale.


     ARTICLE 4 CERTAIN OBLIGATIONS OF DELTACOM
               -------------------------------

     4.1 Except as provided in Section 4.2 or 4.3 or in Article 8, DeltaCom, at its sole expense, shall use its reasonable efforts to perform all routine maintenance and repair functions and emergency maintenance and repair functions to the Fiber System and DeltaCom's microwave radio system, as well as maintaining the microwave radio licenses WLC905 (Lacey, AL), WLN700
(Clinton, AL), (collectively, the "Licenses") for the microwave radio system, at DeltaCom's sole cost and expense. Notwithstanding the foregoing, in the event DeltaCom's 6 megahertz microwave radio system (hereinafter, the "DeltaCom microwave radio system") is (a) no longer in service due to significant damage to the DeltaCom microwave radio system or, (b) DeltaCom determines it to be in the best interest of DeltaCom, in DeltaCom's sole discretion and business judgment, to retire deltaCom's microwave radio system, or any portion thereof, then upon DeltaCom's cessation of operation of the DeltaCom microwave radio system for either (a) or (b) herein, and after delivery of prior written notice to SCI as is reasonable under the circumstances, DeltaCom shall no longer be required to continue the maintenance and repair functions described in this Agreement relating to the DeltaCom microwave radio system; provided, however, DeltaCom shall in any event continue to maintain the Licenses so long as a microwave radio system at the sites covered by the Licenses remains in operation. SCI shall have the right to have an employee or representative available to assist DeltaCom in any maintenance or repair of the Fiber System.

     4.2 In the event all or any part of the Fibre System, Tower Facilities and Floor Space shall require replacement or mutually agreeable substitution during the Initial Term of this Agreement, or any Renewal Term, such replacement or substitution shall be made as SCI's sole cost and expense.

     4.3 DeltaCom shall use its reasonable efforts to perform all routine maintenance and repair functions and emergency maintenance and repair functions to SCI's fiber system from the MCI Huntsville POP to SCI's Administration building, 2101

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

West Clinton Avenue, Huntsville, at DeltaCom's sole cost and expense. SCI shall have the right to have an employee or representative available to assist DeltaCom in any maintenance or repair of this fiber system.

     4.4 DeltaCom shall provide routine and emergency maintenance for SCI fiber optic lines between SCI Plant #4 located at 1000 Fields Road, Lacey Springs, Alabama, and SCI's Administration Building located at 2101 Clinton Avenue West, Huntsville, Alabama, at no cost to SCI; and

     4.5 DeltaCom shall provide the following telecommunication circuits at no cost to SCI:

          a) Two (2) DS3 circuits from SCI Plant #1 to DeltaCom's Arab POP located at 113 South Main Street, Arab, Alabama;

          b) One (1) T1 circuit from SCI Plant #1 to DeltaCom's POP located in Birmingham, Alabama; and

          c) Two (2) voice grade circuits from SCI Plant #1 to LDDS/Worldcom's (formerly IDB Worldcom) POP located at 165 Boulevard Street, S.E, in Atlanta, Georgia.

     4.6 DeltaCom shall use its reasonable efforts to maintain and hold, at DeltaCom's expense, the existing microwave radio Licenses for the following microwave radio links:

          a) SCI's Administration Building located at 2101 Clinton Avenue West, Huntsville, Alabama, to SCI Plant #1; and

          b) SCI's Plant #1 to SCI's Plant #4 located at 1000 Fields Road, Lacey Springs, Alabama.

     4.7 The Fiber System, the Tower Facilities and Floor Space under this Agreement may be used by DeltaCom, among other things,in furnishing services offered to its customers and for operational purposes directly related to the provision of DeltaCom's authorized services.

     ARTICLE 5 REPRESENTATIONS AND WARRANTIES:
               ------------------------------

     5.1 Each party hereby represents and warrants to the other party hereto as follows:

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

          a) The execution, delivery and performance by such party of this Agreement and all other agreements and documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action of such party (which authorization has not been modified or rescinded and is in full force and effect), and will not: (i) conflict with, or violate any provision of, any term or provision of the organizational documents of such party or (ii) conflict with, or result in any breach of, or constitute a default under, any agreement to which such party is a party or by which such party is bound. No other corporate or partnership action of such party is necessary for such party to enter into this Agreement and all other agreements and documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

          b) This Agreement constitutes a valid and binding obligation of such party, enforceable in accordance with its terms. Each agreement or document to be executed by such party pursuant hereof, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of such party, enforceable in accordance with its terms.

          c) Such party knows of no action or proceeding by or before any governmental authority pending or threatened that might restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     5.2  SCI hereby represents and warrants to DeltaCom that:

          a) SCI has obtained, and will use its reasonable efforts to maintain throughout the Initial Term of this Agreement, and any Renewal Term, each and every governmental or municipal approval, franchise and authorization, each and every right-of-way agreement and pole attachment agreement, and each and every lease, license, consent or other agreement including agreements of underlying landowners (all of the foregoing hereinafter collectively referred to as the "Authorizations"), necessary for SCI to construct, install, maintain and repair the Fiber System and Tower Facilities and for SCI to perform its obligations under this Agreement.

          b) SCI has no knowledge of any defect in the normal operating condition of the Fiber System or the physical condition of the Tower Site, Tower Facilities and Floor Space which defect would have an adverse effect on the ability of DeltaCom to utilize the Fiber System, Tower Site, Tower Facilities, and Floor Space to provide telecommunications services.

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

     5.3  DeltaCom hereby represents and warrants to SCI that:

          a) DeltaCom has obtained and will use its reasonable efforts to maintain throughout the Initial Term of the Agreement, and any Renewal Term, each and every authorization necessary for DeltaCom to offer the services to SCI provided for herein.

          b) The Fiber System, Tower Facilities, Tower Site, and Floor Space provided under this Agreement shall not be used by DeltaCom for any unlawful purpose.

     ARTICLE 6 WARRANTY: LIMITATION OF LIABILITY:
               ----------------------------------

     6.1 The quality of the Fiber System, Tower Facilities and Floor space provided hereunder shall be consistent with telecommunications industry standards, applicable government regulations, and sound business practices.

     6.2 EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 6 AND ARTICLE 11, IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY OR THE OTHER PARTY'S CUSTOMERS OR CLIENTS OR ANY OTHER PERSON, FIRM OR ENTITY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY DAMAGES, EITHER DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL, PUNITIVE, OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF MISTAKES, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, OR DELAYS, INCLUDING THOSE WHICH MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES, RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF SUCH PARTY PURSUANT TO THIS AGREEMENT.

     ARTICLE 7 COMPLIANCE WITH LAW:
               --------------------

     Each party hereto agrees that it will perform its respective rights and obligations hereunder in accordance with all applicable laws, rules and regulations, including, but not limited to, the Communications Act of 1934, as amended, and the policies, rules and regulations of the FCC.

     ARTICLE 8 REPLACEMENT AND RELOCATION OF THE FIBER SYSTEM AND ASSOCIATED
               -------------------------------------------------------------
               FACILITIES:
               -----------

     8.1 In the event the Fiber System, Tower Facilities and/or Floor Space are destroyed or substantially damaged, SCI shall use reasonable efforts to reconstruct

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

or repair the same to good condition and provide DeltaCom with possession of similar floor space to that which DeltaCom enjoys hereunder.

     8.2 In the event SCI is required to relocate the Fiber System, Tower Facilities and/or Floor Space, or any portion thereof, SCI shall be solely responsible for all costs incurred in connection with such relocation and shall use all reasonable efforts to do so in a manner that will not cause any interruption in DeltaCom's use thereof. SCI agrees to notify DeltaCom as soon as possible of any relocation or of any governmental proceedings which might result in a relocation, or such lesser amount of notice as SCI receives from such governmental authority, and DeltaCom shall have the right to participate in any such proceedings at DeltaCom's own cost and expense. If SCI cannot relocate the Fiber System, Tower Facilities and/or Floor Space, or affected portion thereof, DeltaCom may terminate this Agreement upon giving at least three (3) months written notice to SCI. Upon the effective date of termination undertaken in accordance with the provisions of the preceding sentence, this Agreement shall become null and void and neither party hereto shall have any further obligation, except as may have accrued through the effective date of termination, to the other with respect thereto.


     ARTICLE 9  CONDEMNATION:
                -------------

     If at any time during the Initial Term of this Agreement, or any Renewal Term, all or any significant portion of the Fiber System, Tower Site, Tower Facilities and/or Floor Space shall be taken for any public or quasipublic purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain, either party may elect to terminate this Agreement upon giving the other Party three (3) months prior written notice.

     ARTICLE 10 ADMINISTRATION OF THIS AGREEMENT:
                ---------------------------------

     10.1 Within thirty (30) calendar days after the Commencement Date of this Agreement, SCI and DeltaCom shall each designate, by written notice to the other, a representative who is authorized to act in the respective party's behalf with respect to all matters pertaining to this Agreement; except as set forth in this Article 10. Each party may designate an alternate representative with full authority to act in the absence of the authorized representative. Each party shall have the right to change its authorized representative or alternate representatives by written notice.


     10.2 The authorized representatives (and alternate representatives) shall provide liaison between the parties in order to provide effective cooperation, exchange or information and consultation in a prompt and orderly basis concerning matters which may arise, from time to time, in connection with this Agreement.


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

     10.3 The authorized representatives shall have the following responsibilities, among others:

          a) Perform those functions and duties assigned to them in this Agreement;

          b) Review and attempt to resolve any disputes between the parties arising under this Agreement. Should the authorized representatives be unable to resolve a dispute, the matter shall be resolved in accordance with the provisions of Article 29 herein; and

          c) Arrange for the development and completion of procedures to implement the provisions of this Agreement.

     10.4 All actions, agreements, resolutions, determinations or reports made by the authorized representatives, shall be in writing and shall become effective when signed by both authorized representatives.

     10.5 Any expenses incurred by the authorized representative in connection with his/her duties shall be paid by the party he/she represents.

     10.6 The authorized representatives shall have no authority to modify this Agreement.

     ARTICLE 11     INDEMNIFICATION:
                    ----------------

     11.1 Notwithstanding the limitation of liability of the parties hereto as described in Section 6.2 hereof, each party hereto agrees to indemnify, defend, protect and save the other party hereto harmless from and against any claim, damage, loss, liability, cost and expense (including reasonable attorney's fees) in connection with any loss or damage to any property or facilities of any party (including DeltaCom, SCI or any other party operating or using any part of the Fiber System, Tower Facilities and Floor Space) arising out of or resulting in any way from the acts or omissions to act, negligent or otherwise, of such party hereto, its employees, servants, contractors and/or agents in connection with the exercise of its rights and obligations under the terms of this Agreement. The parties hereto expressly recognize and agree that each parties' said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, under the terms of this Agreement. In the event a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the indemnified party hereby expressly recognizes that its sole remedy in such event shall be the right to bring suit against the indemnifying party for its damages as a result of the indemnifying party's failure to so indemnify, defend, protect and save harmless.

     11.2 Notwithstanding the limitation of liability of the parties hereto as described in Section 6.2 hereof, each party hereto shall indemnify and hold the other and/or all of its officers, agents, servants, parent, subsidiaries and employees ("Affiliates") or any of them, harmless from and against any and all losses, claims, damages, liabilities, costs, and expenses ("Claims") imposed upon either party by reason of personal injuries, including death, to Affiliates, employees or subcontractors, and all other persons performing this Agreement as a result of a negligent act or omission on the part of the indemnifying party, its Affiliates or subcontractors in connection with the performance of this Agreement.

     11.3 Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages, including consequential damages, against any unrelated third party based on any acts or omissions of such unrelated third party as such acts or omissions may affect the construction, operation or use of the Fiber System, Tower Site, Tower Facilities, and Floor Space; provided, however, that each party hereto shall assign such rights or claims, execute such documents and do whatever else may be reasonably necessary to enable the injured party to pursue any such action against such unrelated third party.

     ARTICLE 12     INSURANCE:
                    ----------

     12.1 During the Initial Term of this Agreement, and any Renewal Term, DeltaCom shall, at its own expense, maintain in effect, and shall cause its contractors who perform services under this Agreement to maintain in effect, insurance coverage with limits not less than those set forth herein:

          a) Worker's compensation insurance with statutory limits as required by the laws and regulations applicable to the performance of this Agreement and DeltaCom or such contractors, as the case may be;

          b) Employer's liability insurance for employees as required by applicable law;

          c) Commercial general liability insurance, covering claims for bodily injury, death and property damage, including comprehensive form, premises and operations, independent contractors, products and completed operations, personal injury, contractual, and broad form property damage liability coverage, with minimum limits of $1,000,000 per occurrence and minimum aggregate limits of $5,000,000; and

          d) Comprehensive automobile liability insurance for any automobile used in connection with the performance of this Agreement with combined single limits of $1,000,000.


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

All such policies of insurance shall provide that the same shall not be cancelled nor the coverage reduced nor the limits reduced without first giving thirty (30) days prior written notice thereof to SCI. No such cancellation, modification or change shall affect DeltaCom's obligation to maintain the insurance coverage required by this Agreement. All liability insurance policies shall be written on an "occurrence" basis. DeltaCom shall be responsible for payment of any and all deductibles from insured claims under its policies. Upon reasonable request, DeltaCom shall furnish to SCI a certificate of insurance as evidence of compliance with the aforementioned requirements.

     12.2 The foregoing insurance requirements are not intended to and shall not in any manner limit or qualify the liabilities and obligations assumed by DeltaCom under this Agreement.

     ARTICLE 13     UTILITIES AND SECURITY:
                    ----------------------

     13.1 If necessary, and where applicable, SCI shall provide, at no cost to DeltaCom, all electricity, sanitary facilities and other utilities at SCI's locations as DeltaCom may reasonably require to provide safe and convenient working conditions for DeltaCom's personnel and contractors for the installation, maintenance and repair of the Fiber System, Tower Facilities and DeltaCom's microwave system.

     13.2 DeltaCom shall be responsible for maintaining and repairing all equipment it installs in the SCI locations. To facilitate DeltaCom's maintenance and repair activities, DeltaCom shall have unrestricted access to its equipment in the SCI locations twenty-four (24) hours a day, seven (7) days a week, subject to reasonable security rules and regulations at SCI locations. SCI shall have no responsibility for any damage or loss to DeltaCom's fiber optic and microwave equipment or system or any portion or component thereof which is on or in a SCI location, including, without limitation, if such damage or loss results from a fire, other casualty, theft, mysterious disappearance, vandalism or condemnation.

     13.3 Any and all equipment installed and subsequently operated or maintained by DeltaCom, or at the direction of DeltaCom, in the SCI locations or on the Tower Site shall be and remain at all times the personal property of DeltaCom, and shall at no time be deemed to be the property of SCI, regardless of the manner or method of attachment to real estate or of installation.

     ARTICLE 14     USE OF DELTACOM'S FIBER OPTIC AND MICROWAVE
                    -------------------------------------------
                    RADIO NETWORKS:
                    ---------------

DeltaCom shall have exclusive control over its provisioning of telecommunications services over DeltaCom's fiber optic and microwave radio networks including, without limitation, customer premise electronics, sales and marketing, electronics maintenance and monitoring, and billing and collection.

     ARTICLE 15 NOTIFICATION OF CERTAIN GOVERNMENTAL
                ------------------------------------
                ACTIONS:
                -------

     Each party shall promptly notify the other party of any action or proceeding by or before any governmental authority pending or threatened that might restrain, prohibit or invalidate the transactions contemplated by this Agreement within five (5) business days after such party learns of such an action or proceeding. Each party shall cooperate with the other party in connection with any such action or proceeding and shall permit the other party to participate, at such other party's sole expense, in any such pending or threatened action or proceeding.

     ARTICLE 16 DEFAULT:
                -------

     16.1 DeltaCom shall not be in default under this Agreement, or in breach of any provision hereof unless and until SCI shall have given DeltaCom written notice of such breach and DeltaCom shall have failed to cure the same within thirty (30) days after receipt of such notice, other than any default in payment which must be cured within fifteen (15) business days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured within such thirty (30) day period if DeltaCom shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by DeltaCom to timely cure any such breach after notice thereof from SCI, SCI shall have the right to (i) take such action as it may determine, in its sole discretion, to be necessary to cure the breach or
(ii) terminate this Agreement.

     16.2 SCI shall not be in default under this Agreement or in breach of any provision hereof unless and until DeltaCom shall have given SCI written notice of such breach and SCI shall have failed to cure the same within thirty (30) days after receipt of such notice: provided, however, that where such breach cannot reasonably be cure within such thirty (30) day period, if SCI shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing. Upon the failure by SCI to timely cure any such breach after notice thereof from DeltaCom, DeltaCom shall have the right to
(i) take such action as it may determine, in its sole discretion, to be necessary to cure the breach or (ii) terminate this Agreement.

     16.3 If SCI or DeltaCom, as the case may be, shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or

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

future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or any involuntary petition proposing the adjudication of SCI or DeltaCom, as the case may be, as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition shall not be discharged or denied within ninety (90) days after the filing thereof, or if a receiver, trustee or liquidator of SCI or DeltaCom, as the case may be, shall be appointed in any proceeding brought by SCI or DeltaCom, as the case may be, and shall consent to or acquiesce in such appointment, then the other party hereto may, at its sole option, immediately terminate this Agreement.

     ARTICLE 17     FORCE MAJEURE:
                    --------------

     Neither party shall be liable to the other for any failure of performance under this Agreement due to causes beyond its reasonable control (except for the fulfillment of accrued/incurred payment obligations as set forth herein), including, but not limited to: acts of God, fire flood or other catastrophes; adverse weather conditions; material or facility shortages or unavailability not resulting from such party's failure to timely place orders therefor; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions; national emergencies; insurrections; riots, wars; strikes, lock-outs, work stoppages or other labor difficulties; and any laws, order, regulation, or action, directly affecting a performance obligation hereunder, of the United States government, or of any state or local government, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more such governments; provided, however, that revocation or loss of any license required by a party for performance hereunder arising from an act or omission of that party shall not excuse failure by that party to perform any obligation required by this Agreement (collectively, "force majeure events"). The party whose performance is so affected shall use all reasonable efforts under the circumstances to avoid or remove such causes or nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease.

     ARTICLE 18     ASSIGNMENT:
                    -----------

     18.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns; provided, however, that no assignment hereof or sublease, assignment or licensing (hereinafter collectively referred to as a "Transfer") of any rights or obligations hereunder shall be valid for any purpose without the prior written consent of each party hereto; provided, further, however, that without such consent, DeltaCom shall have the right to assign this Agreement to any parent, subsidiary or affiliate of DeltaCom or to any person, firm or corporation which shall control, be under the control of, or be under common control with DeltaCom or to any person, firm or corporation into or with which DeltaCom may be merged or consolidated or which purchases all or substantially all of the assets or stock of DeltaCom; provided, further, however, that without such consent SCI shall have the right to assign this Agreement to any entity of which at least 50% of the voting stock is owned by SCI.

     18.2 In the event of any assignment or Transfer by either party undertaken pursuant to Section 18.1, herein, the assigning or transferring party shall remain liable for all its obligations under this Agreement, unless: (a) the other party consents to release, by written instrument, the assigning or transferring party from such obligations, and (b) the assignee or transferee shall have affirmatively assumed in writing all of the obligations of the assigning or transferring party under this Agreement.

     ARTICLE 19  WAIVER OF TERMS OR CONSENT TO BREACH:
                 -------------------------------------

     19.1 Neither the waiver by either of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

     19.2 No term or provision of this Agreement shall be waived and no breach excused, unless such waiver or consent shall be in writing and signed by a duly authorized officer of the party claimed to have waived or consented to such breach. Any consent by either party to, or waiver of, a breach by the other party shall not constitute a waiver or consent to any subsequent of different breach. If either party shall fail to enforce a breach of this Agreement by the other party, such failure to enforce shall not be considered a consent to or a waiver of said breach or any subsequent breach for any purpose whatsoever.

     ARTICLE 20  RELATIONSHIP NOT A PARTNERSHIP OR AN AGENCY:
                 -------------------------------------------

     Nothing in this Agreement shall be deemed to create any relationship between SCI and DeltaCom other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement. Neither of the parties hereto shall be deemed or construed, by virtue of this Agreement, to be the agent, employee, representative, partner, or joint venturer of the other. Neither party is authorized, by virtue of this Agreement, to represent the other party for any purpose whatsoever without the prior written consent of the other party. Neither party shall be liable for any workers compensation, social security, withholding, tax or other taxes or payments of like nature or for any injury or damage with respect to the employees of the other party by reason of this Agreement. Notwithstanding any other provision of this Agreement, the provision of facilities and services as set forth in this Agreement does not constitute a joint undertaking with DeltaCom for the furnishing of telecommunications service to customers of DeltaCom.

     ARTICLE 21  NO THIRD-PARTY BENEFICIARIES:
                 -----------------------------

     This Agreement is for the sole benefit of the parties hereto and their respective permitted successors and assigns, and shall not be construed as granting rights to any person or entity other than the parties hereto or imposing on either party obligations to any person or entity other than a party.

    ARTICLE 22   EFFECT OF ARTICLE AND SECTION HEADINGS:
                 ---------------------------------------

     Article and Section headings appearing in this Agreement are inserted for convenience only and shall not be construed as interpretations of text.

     ARTICLE 23  NOTICES
                 -------

     23.1 Any written notice under this Agreement shall be deemed properly given if sent by registered or certified mail, postage prepaid, or by nationally recognized overnight delivery service or by facsimile to the address specified below, unless otherwise provided for in this Agreement:

          If to DeltaCom:       (One copy to each)

          DELTACOM, INC.
          Attention: President
and
          DELTACOM, INC.
          Attention: General Counsel
          113 South Main Street
          Arab, AL 35016
          Facsimile Number: (205)586-1365

          If to SCI             (One copy to each)

          SCI SYSTEMS (ALABAMA), INC.
          Attention: President
and

           SCI SYSTEMS (ALABAMA), INC.
           Attention: General Counsel
           2109 Clinton Avenue W.
           Huntsville, AL 35805
           Facsimile Number. (205)882-4603

     23.2 Either party may, by written notice to the other party, change the name and/or address of the person to receive notices pursuant to this Agreement.

     23.3 Unless otherwise provided herein, notices shall be deemed delivered: if sent by U.S. Mail, five (5) days after deposit; if sent by facsimile, upon verification of receipt; or, if sent by commercial overnight delivery service, one (1) day after deposit.

     ARTICLE 24 SEVERABILITY:
                -------------

     In the event any term, covenant or condition of this Agreement, or the application of such term, covenant or condition, shall be held invalid or unenforceable as to any person or circumstance by any court having jurisdiction, all other terms, covenant and conditions of this Agreement and their application shall not be affected thereby, but shall remain in force and effect unless a court holds that the invalid term, covenant or condition is not separable from all other terms, covenants and conditions of this Agreement.

     ARTICLE 25 GOVERNING LAW:
                --------------

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Alabama (but not including the choice of law rules thereof).

     ARTICLE 26 PLURALS:
                --------

     In construction of this Agreement, words used in the singular shall include the plural and the singular.


     ARTICLE 27 ENTIRE AGREEMENT: AMENDMENT:
                ----------------------------

     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. The terms of this Agreement may only be amended or modified by an instrument in writing executed by the parties hereto.

     ARTICLE 28  COUNTERPARTS:
                 -------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterparts.

     ARTICLE 29  DISPUTE RESOLUTION:
                 -------------------

     29.1 It is the intent of SCI and DeltaCom that any disputes which may arise between them, or between the employees of each of them, be resolved as quickly as possible. Quick resolution may, in certain circumstances, involve immediate decisions made by the parties' representatives. When such resolution is not possible, and depending upon the nature of the dispute, the parties hereto agree to resolve such disputes in accordance with the provisions of this Article 29.

     29.2 Any disputed issues arising under the terms of this Agreement shall in all instances be initially referred to the parties' designated representatives. The parties' designated representatives shall render a mutually agreeable resolution of the disputed issue, in writing, within three (3) business days of such referral.

     29.3 Any claims or disputes which the parties' are unable to resolve within the period specified in Section 29.2 herein, shall be presented by the claimant in writing to the other party within thirty (30) days after the circumstances which gave rise to the claim or dispute took place or became known to the claimant, whichever is later. The written notice shall contain a precise statement of the claim or issue in dispute, together with relevent facts and data to support the claim. In the event of any such claim or dispute, the parties hereto shall negotiate in good faith to resolve the claim or dispute.

     29.4 In the event any claim or dispute cannot in good faith be resolved among the parties and suit is brought or an attorney is retained by either party to enforce the terms of this Agreement or to collect money damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney's fees and court costs incurred in connection therewith.

     ARTICLE 30 OTHER VENTURES:
                ---------------

     Both parties may engage in and possess interests in other business ventures of any nature whatsoever, and may conduct all activities, including activities in connection with telecommunications services and the operation of fiber optic transmission facilities, except as specifically and explicitly limited pursuant to this Agreement. Nothing in this Agreement is intended, or shall be interpreted, to restrict either party in connection with any such activity which competitive with the activities contemplated pursuant to this Agreement, so long as a party does not violate any specific, explicit restriction or obligation set forth in this Agreement.

     ARTICLE 31  FURTHER ASSURANCES:
                 -------------------

     Each of the parties hereto agrees to execute and deliver or cause to be executed and delivered such further instruments, to take or cause to be taken such further actions, and to use its reasonable efforts to obtain such requisite consents as the party may from time to time reasonably request in order to effectuate fully the purposes, terms and conditions of this Agreement.

     ARTICLE 32  SURVIVAL OF TERMS:
                 ------------------

     The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                                   DELTACOM:
                                   ---------

ATTEST:                            DELTACOM, INC.


By:/s/ Tom Mullis                  By: /s/ Foster O. McDonald
   ------------------------           -----------------------------------
     Tom Mullis                         Foster O. McDonald
     Its Secretary                      Its President

                                   SCI:
                                   ----

ATTEST:                            SCI SYSTEMS (ALABAMA), INC.


By:/s/ Michael M. Sullivan         By:/s/ Olin B. King
   ------------------------           ------------------------------------
     Michael M. Sullivan                Olin B. King
     Its Secretary                      Its Chairman/Chief Executive Officer

                                      18